UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 27, 2008

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01               Other Events.

On October 28, 2008 a Schedule 13D was filed jointly by the Sorensen Trust, D. Stephen Sorensen (Mr. Sorensen), an individual, and Shannon P. Sorensen, an individual, with the United States Securities and Exchange Commission.  The Schedule 13D makes statements concerning nonbinding proposals for a business combination between the Company and Koosharem Corporation (as Select Staffing).  The Company is filing this Form 8-K to supplement statements contained in the Schedule 13D.

The Company has never received a proposal from Koosharem Corporation (as Select Staffing) or any of its affiliates to purchase for cash 100% of the Company’s outstanding shares.  The preliminary, non-binding proposals received by the Company from Koosharem have excluded any purchase of shares owned by DelStaff, LLC, which shares represent approximately 49.3% of the Company’s outstanding shares.   Accordingly, the Company’s Board of Directors has never had an opportunity to discuss a cash offer for 100% of the Company’s outstanding shares.

Following execution of a confidentiality agreement on October 9, 2008, the Company provided Select Staffing with certain written material nonpublic information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ Christa C. Leonard
Christa C. Leonard
Senior Vice President and
Chief Financial Officer

Date:  October 31, 2008